As filed with the Securities and Exchange Commission on May 15, 2002

                                                  Registration No. _____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------

                      CALIFORNIA MICRO DEVICES CORPORATION
             (Exact name of registrant as specified in its charter)

         California                                     94-2672609
-------------------------------                     -------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

     215 Topaz Street
     Milpitas, California                                95035-5430
     --------------------                                ----------
    (Address of principal                                (Zip Code)
     executive offices)

                             VP Sales Option Program
                                       and
               VP Finance & Administration and CFO Option Program
                                       and
                             1995 Stock Option Plan,
           Amended as of July 26, 1996, July 18, 1997, August 7, 1998,
                       August 1, 2000, and August 7, 2001
                                       and
                 1995 Non-Employee Directors' Stock Option Plan,
                          Amended as of July 26, 1996,
                         July 18, 1997, August 7, 1998,
                       August 1, 2000, and August 7, 2001
   --------------------------------------------------------------------------
                             Full title of the plans

        Robert V. Dickinson                          Copy to:
President and Chief Executive Officer         Stephen M. Wurzburg, Esq.
California Micro Devices Corporation           Pillsbury Winthrop LLP
          215 Topaz Street                      2550 Hanover Street
       Milpitas, CA 95035-5430                  Palo Alto, CA 94304
           (408) 263-3214                         (650) 233-4500
   --------------------------------------------------------------------------
                          (Name, address and telephone
                          number of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                     Amount To           Proposed             Proposed           Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)     Price Per Share       Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the VP Sales
Option Program                                        100,000            $4.30(5)             $430,000             $39.56
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the VP
Finance & Administration and CFO Option Program       100,000            $5.02(5)             $502,000             $46.18
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the 1995
Stock Option Plan, Amended as of July 26,
1996, July 18, 1997, August 7, 1998, August 1,
2000, and August 7, 2001                              500,000(3)         $5.20(6)            $2,600,000            $239.20
------------------------------------------------------------------------------------------------------------------------------
Common Stock: To be issued under the 1995
Non-Employee Directors' Stock Option Plan,
Amended as of July 26, 1996, July 18, 1997,
August 7, 1998, August 1, 2000, and
August 7, 2001                                         70,000(4)         $5.20(6)             $364,000             $33.49
------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                  N/A                N/A                   N/A               $358.43
------------------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Constitutes 500,000 additional shares of Common Stock issuable under the 1995 Stock Option Plan. 3,155,000 shares of Common Stock issuable under the 1995 Stock Option Plan were previously registered on the following Registration Statements: Form S-8, filed August 4, 2000, Registration No. 333-43138; Form S-8, filed August 19, 1998, Registration No. 333-61833;
     Form S-8, filed January 27, 1998, Registration No. 333-44959; Form S-8, filed August 15, 1996, Registration No. 033-10257; and Form S-8 filed August 17, 1995, Registration No. 033-61907.

(4) Constitutes 70,000 additional shares of Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan. 320,000 shares of Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan were previously registered on the following Registration Statements: Form S-8, filed August 4, 2000, Registration No. 333-43138; Form S-8, filed August 19, 1998, Registration No. 333-61833; Form S-8, filed January 27, 1998, Registration No. 333-44959; Form S-8, filed August 15, 1996,
     Registration No. 033-10257; and Form S-8 filed August 17, 1995, Registration No. 033-61907.

(5) Calculated pursuant to Rule 457(h) under the Securities Act, based upon the price at which the options may be exercised.

(6) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on May 10, 2002.


                           ---------------------------

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and with Rule 428 under the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the year ended March 31, 2001 filed on June 21, 2001.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001 filed on August 14, 2001, for the quarter ended September 30, 2001 filed on November 14, 2001 and for the quarter ended December 31, 2001 filed on February 14, 2002.

         (c) The Registrant's Current Reports on Form 8-K filed on April 17, 2001, August 14, 2001, September 26, 2001, November 5, 2001, December 5, 2001,
January 7, 2002 and January 24, 2002.

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (e) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on March 2, 1987, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Registrant's Articles of Incorporation and an amendment to the Registrant's Bylaws effective January 21, 1987 provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code.

Item 7.  Exemption From Registration Claimed.

         Any original issuance of securities issued under the VP Sales Option Program was exempt from registration under Section 4(2) of the Securities Act. Grants of options under the VP Sales Option Program are made on an isolated and infrequent basis and the securities being registered underly options which were granted to David E. Witkowski, who is currently the Vice President of Sales of the Company. Mr. Witkowski is a sophisticated individual and has ample access to information regarding the Company.

         Any original issuance of securities issued under the VP Finance & Administration and CFO Option Program was exempt from registration under Section 4(2) of the Securities Act. Grants of options under the VP Finance & Administration and CFO Option Program are made on an isolated and infrequent basis and the securities being registered underly options which were granted to Kenneth E. Thornbrugh, who is currently the Vice President of Finance and Administration and Chief Financial Officer of the Company. Mr. Thornbrugh is a sophisticated individual and has ample access to information regarding the Company.

Item 8.  Exhibits.

         See Index to Exhibits, which list of exhibits is incorporated herein by reference.

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include  any  prospectus  required  by section
10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  to  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 13th day of May, 2002.

                                       CALIFORNIA MICRO DEVICES CORPORATION


                                       By       /s/ ROBERT V. DICKINSON
                                          -------------------------------------
                                                   Robert V. Dickinson
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Robert V. Dickinson and Kenneth E. Thornbrugh, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     Name                                        Title                       Date
                     ----                                        -----                       ----

          /s/ ROBERT V. DICKINSON                Director, President and Chief           May 13, 2002
-------------------------------------------
             Robert V. Dickinson                 Executive Officer (Principal
                                                 Executive Officer)

         /s/ KENNETH E. THORNBRUGH               Vice President Finance and              May 13, 2002
-------------------------------------------
            Kenneth E. Thornbrugh                Administration and Chief Financial
                                                 Officer (Principal Financial and
                                                 Accounting Officer)

            /s/ JEFFREY C. KALB                  Director                                May 13, 2002
-------------------------------------------
               Jeffrey C. Kalb

            /s/ WADE MEYERCORD                   Director                                May 13, 2002
-------------------------------------------
                Wade Meyercord

          /s/ J. DANIEL McCRANIE                 Director                                May 13, 2002
-------------------------------------------
              J. Daniel McCranie

            /s/ JOHN L. SPRAGUE                  Director                                May 13, 2002
-------------------------------------------
               John L. Sprague

            /s/ DONALD L. WAITE                  Director                                May 13, 2002
-------------------------------------------
               Donald L. Waite

                                INDEX TO EXHIBITS

  Exhibit Number        Exhibit
  -------------         --------------------------------------------------------
     4.1                1995 Employee Stock Option Plan,  Amended as of July 26,
                        1996, July 18, 1997, August 7, 1998, August 1, 2000, and
                        August 7, 2001

     4.2 1995 Non-Employee Directors' Stock Option Plan, Amended as of July 26, 1996, July 18, 1997, August 7, 1998,
                        August 1, 2000, and August 7, 2001

     4.4 Non-Qualified Stock Option Agreement by and between the Company and David E. Witkowski dated as of September 17, 2001 (the "VP Sales Option Program")

     4.5 Non-Qualified Stock Option Agreement by and between the Company and Kenneth E. Thornbrugh dated as of January 24, 2002 (the "VP Finance & Administration and CFO Option Program")

     5.1                Opinion of Pillsbury Winthrop LLP

     23.1               Consent of Ernst & Young LLP, Independent Auditors

     23.2               Consent of Pillsbury  Winthrop LLP  (included in Exhibit
                        5.1)

     24.1               Powers of Attorney (see page 4)